UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2016, ABIOMED, Inc. (the “Company”) entered into a Change of Control Severance Agreement (the “Agreement”) with Michael J. Tomsicek, its Vice President and Chief Financial Officer. The Agreement provides Mr. Tomsicek with the following payments and benefits if his employment is terminated by the Company without cause or he resigns for good reason within two years following a change of control of the Company: (a) 24 months of base salary continuation and continued medical benefits; (b) payment of an amount equal to Mr. Tomsicek’s target bonus pro-rated for the corresponding part of the calendar year in which his employment is terminated by the Company plus an amount equal to two times Mr. Tomsicek’s target bonus, payable in equal installments over the 24 months following Mr. Tomsicek’s termination; (c) reimbursement of up to $10,000 of outplacement assistance; and (d) accelerated vesting of stock options, stock appreciation rights, and restricted stock.

The Company’s obligation to pay Mr. Tomsicek’s severance benefits is subject to his continuing to perform his job duties satisfactorily through his termination date and complying with Company rules and policies, signing a separation agreement on terms and conditions satisfactory to the Company that includes a general release of claims and his continued compliance with his restrictive covenant agreement.

In addition, in the event the Company’s board of directors or the compensation committee of the board of directors exercises its authority under any equity plan of the Company to cancel outstanding stock options, stock appreciation rights, or restricted stock in a change of control, any stock options or stock appreciation rights held by Mr. Tomsicek that are to be cancelled will automatically accelerate and become exercisable at least ten days prior to the change of control and any restricted stock held by Mr. Tomsicek that is to be cancelled will automatically accelerate and vest immediately prior to the change of control.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016.

Item 8.01 Other Events.

On September 27, 2016, ABIOMED, Inc. issued a press release reporting that it has received Pharmaceuticals and Medical Devices Agency approval from the Japanese Ministry of Health, Labor & Welfare for its Impella 2.5™ and Impella 5.0™ heart pumps to provide treatment of drug-resistant acute heart failure. A copy of the press release is set forth as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press release dated September 27, 2016

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Stephen C. McEvoy
Stephen C. McEvoy
Vice President and General Counsel

Date: September 28, 2016